                                  AMENDED AND

                     RESTATED ARTICLES OF INCORPORATION OF

                       OLD DOMINION ELECTRIC COOPERATIVE


     The undersigned, acting on behalf of Old Dominion Electric Cooperative, amend and reenact the following as the Articles of Incorporation of Old Dominion Electric Cooperative under the provisions of VA. CODE ANN. (S)(S) 56-231.38, et seq., by virtue of VA. CODE ANN. (S) 13.1-889 and relinquish all rights and powers granted under the former charter.

                                   ARTICLE 1

     The name of the corporation is OLD DOMINION ELECTRIC COOPERATIVE.

                                   ARTICLE 2

     The purpose of the corporation (Old Dominion) is to make energy products and services available to Old Dominion members and other customers directly from Old Dominion's own facilities and/or from the facilities of other energy supply sources via contractual arrangements secured by Old Dominion for and on behalf of its members and other customers, and to conduct such other business as may be permitted by law, consistent with sound business principles and prudent management practices.

                                   ARTICLE 3

     The territory in which the operations of Old Dominion are principally to be conducted is throughout the Commonwealth of Virginia; provided however, that Old Dominion reserves the right to also conduct operations in any other state upon obtaining the necessary regulatory approvals.

                                   ARTICLE 4

     The post office address of the principal and registered office of the corporation is Innsbrook Corporate Center, P.O. Box 2310, Glen Allen, Virginia, 23058-2310. The name of the county in which the registered office is located is Henrico. The name of the registered agent is Micheal L. Hern, who is a member of the Virginia Bar and whose business address is 4201 Dominion Boulevard, Suite 200, Glen Allen, Virginia 23060.

                                   ARTICLE 5

     The terms, conditions and requirements for membership in Old Dominion are as follows:

          a.  All new members must submit a written application for membership.

          b. All new members must agree to purchase energy or other products or services from or through Old Dominion.

          c. All members must agree to comply with and be bound by the Articles and By-Laws of Old Dominion and amendments thereto and any rules and regulations adopted by the Board of Directors.

          d. All new members may be required to pay such membership fees and other assessments as fixed by the Board of Directors.

          e. New members must be accepted for membership by the Board of Directors of Old Dominion in accordance with the requirements of the By-Laws.

                                   ARTICLE 6

     The number of directors of Old Dominion shall be determined as provided in the By-Laws and as permitted by law, but in no event shall the number be less than five (5). Old Dominion may have such classes of membership as permitted by law and authorized in the By-Laws.

                                   ARTICLE 7

     The election and replacement of directors shall be in accordance with the following procedures:

          a. Each member or class of members shall be entitled to the number of directors provided in the By-Laws, with each director having one (1) vote. At each annual meeting of the members, directors shall be elected to

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

serve until the next annual meeting of the members or until their successors shall have been elected and shall have qualified.

          b. A vacancy in the Board of Directors shall be filled by a new director recommended by the member or class of members whose directorate has been vacated, as provided in the By-Laws, and elected by the Board of Directors of Old Dominion. The new director shall serve for the unexpired term of the new director's predecessor.

                                   ARTICLE 8

     Each director and officer of Old Dominion, whether or not then in office, and their personal representatives shall be indemnified by Old Dominion against all costs and expenses actually and necessarily incurred by such person in connection with the defense of any action, suit or proceeding in which such person may be involved or to which such person may be made a party by reason of such person being or having been a director or an officer, except in relation to matters which such person shall be finally adjudicated in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such costs and expenses shall include amounts reasonably paid in settlement for the purpose of curtailing the costs of litigation, but only if Old Dominion is advised in writing by its counsel that in his opinion the person indemnified did not commit negligence or misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which such person may be entitled as a matter of law or by agreement.

                                   ARTICLE 9

     The following is a list of the names and addresses of the officers and directors who are to supervise management of the corporation under the provisions of VA. CODE ANN. (S)(S) 56-231.38., et seq., until their successors are chosen:

             OFFICERS                                  ADDRESSES
             --------                                  ---------

Cecil E. Viverette, Jr., Chairman         Rappahannock Electric Cooperative
                                          P.O. Box 7388
                                          247 Industrial Court
                                          Fredericksburg, VA 22404-7388


Charles R. Rice, Jr., Vice Chairman       Northern Neck Electric Cooperative
                                          85 St. Johns Street
                                          P.O. Box 288
                                          Warsaw, VA 22572-3621

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

M Dale Bradshaw, Secretary/Treasurer      Prince George Electric Cooperative
                                          7103 General Mahone Highway
                                          P.O. Box 168
                                          Waverly, Virginia 23890-0168

DIRECTORS                                 ADDRESSES
---------                                 ---------

Vernon N. Brinkley                        A & N Electric Cooperative
                                          19056 Greenbush Road
                                          P.O. Box 1128
                                          Parksley, VA 23421-1128

Frank W. Blake                            A & N Electric Cooperative
                                          18507 Matompkin Road
                                          Parksley, VA 23421

Richard L. Weaver                         BARC Electric Cooperative
                                          100 High Street
                                          P.O. Box 264
                                          Millboro, Virginia 24460-0264

William M. Leech, Jr.                     BARC Electric Cooperative
                                          518 Bluegrass Trail
                                          Lexington, VA 24460-0264

Frederick L. Hubbard                      Choptank Electric Cooperative
                                          P.O. Box 430
                                          Denton, Maryland 21629

Carl R. Widdowson                         Choptank Electric Cooperative
                                          29754 Widdowson Lane
                                          Princess Anne, MD 21853

James M. Reynolds, P.E.                   Community Electric Cooperative
                                          52 W. Windsor Boulevard
                                          P.O. Box 267
                                          Windsor, Virginia 23487-0267

Gwaltney W. White, Jr.                    Community Electric Cooperative
                                          102 Fleetney Circle
                                          Smithfield, VA 23430

E. Paul Bienvenue                         Delaware Electric Cooperative
                                          Route 13, P.O. Box 600
                                          Greenwood, DE 19950-0600

Bruce A. Henry                            Delaware Electric Cooperative
                                          RDd 1, Box 96A
                                          Greenwood, DE 19950

M. John Bowman                            Mecklenburg Electric Cooperative
                                          11633 Hwy. 92 West
                                          P.O. Box 2451
                                          Chase City, VA 23924-2451

David J. Jones                            Mecklenburg Electric Cooperative
                                          6874 Highway One
                                          Bracey, VA 23919

Charles R. Rice, Jr.                      Northern Neck Electric Cooperative
                                          85 St. Johns Street
                                          P.O. Box 288
                                          Warsaw, VA 22572-3621

Hunter R. Greenlaw, Jr.                   Northern Neck Electric Cooperative
                                          P.O. Box 588
                                          Fredericksburg, VA

Stan C. Feuerberg                         Northern Virginia Electric Cooperative
                                          10323 Lomond Drive
                                          P.O. Box 2710
                                          Manassas, VA 20108-0875

John E. Bonfadini                         Northern Virginia Electric Cooperative
                                          7500 Forrester Lane
                                          Manassas, VA 22110

M Dale Bradshaw                           Prince George Electric Cooperative
                                          7103 General Mahone Highway
                                          P.O. Box 168
                                          Waverly, Virginia 23890-0168

Glen F. Chappell                          Prince George Electric Cooperative
                                          17420 Old Stage Road
                                          Carson, VA 23830

Cecil E. Viverette, Jr.                   Rappahannock Electric Cooperative
                                          P.O. Box 7388


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

                                          247 Industrial Court
                                          Fredericksburg, VA 22404-7388

William M. Alphin                         Rappahannock Electric Cooperative
                                          8196 Charlie's Lane
                                          Boston, VA 22713

C. Douglas Wine                           Shenandoah Valley Electric Cooperative
                                          P.O. Box 236
                                          147 Dinkel Avenue - Hwy. 257
                                          Mt. Crawford, VA 22841-0236

Dick C. Bowman                            Shenandoah Valley Electric Cooperative
                                          11168 S. Middle Road
                                          Edinburg, VA 22824

M. Larry Longshore                        Southside Electric Cooperative
                                          P.O. Box 7
                                          2000 West Virginia Avenue
                                          Crewe, VA 23930-0007

Calvin P. Carter                          Southside Electric Cooperative
                                          Route 1, Box 136C
                                          Lynch Station, VA 24571



DATED:  ________________________


                                      OLD DOMINION ELECTRIC COOPERATIVE



                                      By:  _______________________________
                                             Chairman



ATTEST:  ____________________________
             Secretary/Treasurer

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